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Exhibit (a)(3)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

ECC International Corp.

to

CDA Acquisition Corporation,
a Wholly Owned Subsidiary of
Cubic Corporation

(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 24, 2003 UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") representing shares of common stock, par value $0.10 per share ("Shares"), of ECC International Corp., a Delaware corporation ("ECC"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York, the depositary for the Offer (the "Depositary") or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Purchaser's Offer to Purchase, dated August 27, 2003 (the "Offer to Purchase")). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company	For Eligible Institutions Only:	Computershare Trust Company
of New York	(212) 701-7636	of New York
Wall Street Station		Wall Street Plaza
P.O. Box 1010	For Confirmation Only	88 Pine Street, 19th Floor
New York, NY 10268-1010	Telephone:	New York, NY 10005
(212) 701-7600

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to ECC or Georgeson Shareholder Communications, Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and shares to the Depositary in the time period provided for herein. Failure to do so could result in a financial loss to such Eligible Institution.

        The guarantee on the reverse side must be completed.

        Ladies and Gentlemen:

        The undersigned hereby tenders to CDA Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Cubic Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available): ____________________________________________________________

(Check box if Shares will be tendered by book-entry transfer) ☐ The Depository Trust Company

Account Number: ____________________________________________________________

Date ________________________________________________________________________

Name(s) of Record Holder(s): ____________________________________________________________

______________________________________________________________________________________
 (Please Print)

Address(es): ____________________________________________________________

______________________________________________________________________________________
 (Zip Code)

Daytime Area Code and Telephone Number: ________________________________________________

Signature(s): ____________________________________________________________

GUARANTEE
(not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Security Transfer Agent's Medallion Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an Agent's Message (as defined Section 2 of the Offer to Purchase), and any other required documents, within three American Stock Exchange trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent's Message and certificates for Shares to the Depositary within the time period provided for herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ____________________________________________________________

Address(es): ____________________________________________________________

______________________________________________________________________________________
 (Zip Code)

Daytime Area Code and Telephone Number: ________________________________________________

Authorized Signature

Name: ________________________________________________________________________
 Please Type or Print

Title: ____________________________________________________________

Date: ____________________________________________________________

Address(es): ____________________________________________________________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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Notice of Guaranteed Delivery for Tender of Shares of Common Stock of ECC International Corp. to CDA Acquisition Corporation, a Wholly Owned Subsidiary of Cubic Corporation (not to be used for signature guarantees)
GUARANTEE (not to be used for signature guarantee)